Exhibit 99.1

ARRAY Technologies to Acquire APA Solar

Advancing ARRAY’s balance of systems strategy with leading engineered foundation solutions and fixed-tilt mounting systems

•	Adds domestically manufactured engineered foundations and fixed-tilt solutions to product portfolio, expanding addressable market by nearly 40%

•	Enables integrated tracker + foundation system to address challenging soil conditions, which does not require specialized equipment to install

•	Expands U.S. manufacturing capabilities with new Ohio manufacturing facility

•	Transaction enterprise value of approximately $179 million represents a multiple of 7.6x APA’s trailing 12 months EBITDA excluding 45X credits

•	Expected to be high-single-digit percentage accretive to Adjusted EPS in year one before synergies

•	Closing expected in the third quarter of 2025, subject to regulatory approval and customary closing conditions

ALBUQUERQUE, N.M., June 18, 2025 (GLOBE NEWSWIRE) — ARRAY Technologies (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology products, software, and services for utility-scale solar energy projects, today announced it has entered into a definitive agreement to acquire APA Solar, LLC (“APA”), a leading provider of engineered foundation solutions and fixed-tilt mounting systems for solar projects. APA’s products are manufactured in Ohio and are eligible for incentives tied to domestic content. APA generated approximately $129 million of revenue and $25 million of EBITDA excluding 45X credits in 2024. The acquisition of APA is expected to be accretive to ARRAY’s Adjusted EPS in year one before synergies.

Following the closing of the acquisition, ARRAY will begin offering an integrated tracker + foundation system, leveraging ARRAY’s advanced solar tracking technology and APA’s innovative foundation solutions. The integrated product offering will provide EPCs and developers a domestically manufactured, easy to install solution for the hard, mixed, and frost heave soil conditions that are increasingly prevalent in new solar projects. ARRAY will also continue to offer APA’s foundation solutions for other tracker systems as well as the company’s fixed-tilt racking products which are widely used in commercial and industrial solar projects in the Northeast and Midwest.

“We are thrilled to announce the acquisition of APA, a strategic move that strengthens our capabilities and expands the value we deliver to our customers. Demand for engineered foundations is growing rapidly because of their ability to make projects in areas with more challenging soil conditions economically viable. APA has a proven foundation system that performs in the toughest soil conditions, and is more efficient and less costly to install than competitors’ offerings,” commented Kevin G. Hostetler, Chief Executive Officer of Array. Mr. Hostetler added, “The market has been asking for an integrated tracker plus foundation platform - with this acquisition, ARRAY will be in a position to deliver it. We have a shared vision with APA for what our combined technologies can achieve for customers and I’m incredibly excited about the new opportunities we will be able to unlock together.”

Josh Von Deylen, Chief Executive Officer of APA, said “Joining forces with ARRAY is a tremendous opportunity for our team and our customers. With our shared commitment to innovation and excellence, we’re excited to combine our strengths to drive even greater value for our solar industry partners. This acquisition marks the beginning of an exciting new chapter for our business.”

Joe Von Deylen, Chief Operations Officer of APA, added “This is a pivotal moment for the APA team. With ARRAY, we gain access to expanded resources, additional expertise, and a global commercial platform to scale our business. We’re confident this partnership will enhance our ability to serve customers in the utility scale segment and further drive our operational excellence.”

The transaction values APA at approximately $179 million or 7.6x trailing 12 months EBITDA excluding 45X credits, comprised of $168 million of upfront cash consideration, and $42 million of deferred consideration less $31 million of net present value of tax benefits generated as a result of the transaction. The deferred consideration is payable in two equal installments on the first and second anniversary of the closing, each conditioned on the continued employment of Josh and Joe Von Deylen; and may be paid in cash or stock at ARRAY’s option. The final amount of upfront cash consideration and deferred consideration will be determined at closing subject to customary purchase price adjustments. The sellers of APA are also eligible for a performance based earnout with an initial value of $40 million of ARRAY common stock based upon APA’s achievement of certain EBITDA targets during the three-year period following the closing.

Josh Von Deylen and Joe Von Deylen, the Chief Executive Officer and Chief Operations Officer of APA, respectively, as well as the rest of the company’s senior management team, will remain with APA following the closing of the acquisition and lead the new “Foundation Solutions Business” of ARRAY. APA’s headquarters and principal manufacturing operations will continue to be located in Ridgeville Corners, Ohio.

Transaction Approvals and Closing Conditions

The transaction is expected to close in the third quarter of 2025, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions. Jefferies LLC acted as exclusive financial advisor and Kirkland & Ellis acted as legal advisor to ARRAY in connection with the transaction. Donelly Penman & Partners acted as exclusive financial advisor, and Rupp, Hagans & Bohmer, LLP and Eastman & Smith as legal advisors to APA.

Additional information regarding the transaction will be included in a Current Report on Form 8-K to be filed by ARRAY with the U.S. Securities and Exchange Commission (the “SEC”).

Transaction Conference Call

ARRAY will conduct a conference call today at 8:30 a.m. EDT to discuss the transaction. A live webcast of the event will be available on the investor relations section of ARRAY’s website at ir.arraytechinc.com. A replay of the webcast will be available for all stakeholders on the investor relations website following the conclusion of the event.

Additional Resources

Associated presentation materials regarding the transaction are available on the investor relations section of ARRAY’s website.

About ARRAY Technologies, Inc.

ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology to utility-scale and distributed generation customers who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, software platforms and field services combine to maximize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology – relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Media Contact:

Nicole Stewart

505.589.8257

nicole.stewart@arraytechinc.com

Investor Relations Contact:

ARRAY Technologies, Inc.

Investor Relations

investors@arraytechinc.com

Forward Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “anticipates,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms. Forward-looking statements include statements regarding the proposed acquisition of APA, the anticipated benefits (including synergies) of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results, the expected timing of the proposed transaction, including the expected closing date of the acquisition and the timing of expected synergies and returns from the proposed transaction, and the Company’s future financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: the ability to complete the proposed transaction on anticipated terms and timetable; ARRAY’s ability to integrate APA’s operations in a successful manner and in the expected time period; the Company’s ability to achieve the strategic and other objectives relating to the proposed transaction; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived; and risks relating to any unforeseen liabilities of APA; Forward-looking statements should be evaluated together with the risks and uncertainties that affect our business and operations, particularly those described in more detail in the Company’s most recent Annual Report on Form 10-K and subsequent reports and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com. The forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information

This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including EBITDA.

“EBITDA” means, with reference to any historical period of APA Solar, net income (loss) to common shareholders plus interest expense, income tax expense (benefit), depreciation, and amortization.

We believe that the presentation of EBITDA enhances the reader’s understanding of past financial performance and future prospects. Our management team uses EBITDA in assessing performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

EBITDA, as used in this press release, may be different from, and thus may not be comparable to, similarly titled non-GAAP measures used by other companies.

In the case of non-GAAP financial measures presented for future periods, the Company advises that it is unable to provide reconciliations of such measures without unreasonable effort. Accordingly, such measures should be considered in light of the fact that no GAAP measure of performance or liquidity is available as a point of comparison to such non-GAAP measures.

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